Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated February 12, 2002, accompanying the financial statements of SAN Holdings, Inc. contained in the Registration Statement on Form SB-2 (SEC File No. 333-87196), as amended, and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Dallas, Texas
December 11, 2002